Exhibit 10.39

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is entered into as of February 19, 2019 by and between FlexShopper, Inc., a Delaware corporation (the “Company”), and XLR8 Capital Partners LLC (“Consultant”).

RECITALS

WHEREAS, the Company desires to engage Consultant to provide certain services with respect to the Company's business as set forth herein; and

WHEREAS, Consultant represents that it has experience providing such services and desires to provide those services to the Company, all as more specifically set forth below.

NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, the parties hereby agree as follows.

1. Consulting Engagement; Term. The Company hereby engages Consultant, and Consultant hereby accepts such engagement by the Company, as a consultant and advisor with respect to the matters specifically set forth herein. The term of this Agreement (the “Term”) shall commence on March 1, 2019 and continue for twelve (12) months unless terminated earlier as herein provided and may be extended upon written agreement between the Company and Consultant.

2. Consulting Services.

(a) During the Term, Consultant shall devote such time as is necessary, which in any event shall be not less than 100 hours per month, to serve as an advisor and consultant to the Company by advising on retailer partnerships, management consulting and mentoring services, marketing consulting and call center and collection optimization related to both lease-to-own and loan products as well as any other matters agreed upon by the Agent (as defined below) and the Company’s Chief Executive Officer (collectively, the “Services”). Consultant represents and warrants to the Company that it is able to provide the Services in a professional manner consistent with this type of engagement. The parties understand and further agree that, during the Term of the Agreement, Consultant is not restricted from providing similar consulting services to other companies; provided, that any such other activities shall not materially interfere with the Services.

(b) The parties expect that the Services will primarily be provided by Devon Cohen and various others with specific experience and knowledge that Consultant believes could benefit the Company (the “Agent”). The Agent will be available for meetings and discussion as reasonably requested by the Company with the executive officers of the Company and the Company’s other advisors and/or consultants. During the Term, the Agent may accompany Howard Dvorkin to meetings of the Company’s Board of Directors and attend such meetings in a non-voting observer capacity.

3. Compensation. In consideration of the Services to be rendered as set forth herein, Company shall compensate Consultant as follows:

(a) On the last day of each calendar month during the Term, the Company shall pay to Consultant $20,000 in cash.

(b) On the last day of each calendar month during the Term, the Company shall issue to Consultant and/or its designee(s), subject to (i) any such designee executing any documents as may be reasonably requested by the Company in connection therewith and (ii) applicable securities laws, warrants to purchase an aggregate of 40,000 shares of the Company’s common stock (“Common Stock”) at a strike price per share equal to the greater of $1.25 or 110% of the closing price of a share Common Stock on the Nasdaq Capital Market on the last trading day of such calendar month (or, if the Common Stock is not then listed on the Nasdaq Capital Market, 110% of the Fair Market Value, as such term is defined in the Company’s 2018 Omnibus Equity Compensation Plan, of a share of Common Stock), subject to customary adjustments in the event of a stock dividend or a subdivision or combination (i.e., by reverse stock split) of outstanding shares of the Company’s common stock (“Warrants”). The Warrants will expire on June 30, 2023. In the event that Consultant designates an individual to receive Warrants, the Company may issue to such designee stock options under the Plan having substantially similar terms as the Warrants. The underlying shares of Common Stock shall be deemed fully earned, fully paid and non-forfeitable upon issuance.

(c) Consultant may be eligible to receive additional Warrants as bonus payment as determined by the Compensation Committee of the Company’s Board of Directors, in its sole discretion at the end of the Term. The Compensation Committee will consider additional warrants based upon Consultant’s tangible results that are at a minimum aligned with bonus equity grants to senior management of the Company.

(d) The Company shall not withhold any applicable federal, state, or local taxes, including payroll taxes and income tax withholding, and Consultant represents and warrants that he, she, or it shall report the Fee as taxable income on his, her, or its federal, state, and local tax returns as required by applicable law

4. Termination. This Agreement may be terminated prior to the expiration of the Term: (a) after August 8, 2019, by any party for any or no reason upon thirty (30) days’ prior written notice to the other party; or (b) by the Company immediately for Consultant’s failure to provide adequately the Services as determined by the Compensation Committee of the Company’s Board of Directors.

5. Expenses. No expenses paid or incurred by Consultant in connection with the performance of the Services shall be subject to reimbursement by the Company unless any such expenses are expressly pre-approved in writing by the Company’s Chief Executive Officer as reimbursable.

6. Representations, Warranties and Covenants of Consultant.

(a) Consultant hereby represents and warrants that it has full power and legal right and authority to execute, deliver, and perform under this Agreement.

(b) Consultant hereby covenants and agrees to indemnify and hold harmless the Company and its affiliates, and their respective former and current directors, officers, employees, agents, successors and assigns, from and against and in respect of: (i) any and all losses and damages resulting from any misrepresentation or breach of any warranty, covenant or agreement by Consultant made or contained in this Agreement, and (ii) any and all actions, suit, proceedings, claims, demands, judgments, costs and expenses, including attorney’s fees, incident to the foregoing.

(c) Consultant represents, warrants, covenants and agrees that:

(i) the Warrants (including the shares of Common Stock issuable upon the exercise of the Warrants, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and, therefore, cannot be resold or otherwise disposed of unless they are subsequently registered under the Securities Act and such laws, or unless an exemption from such registration is available;

(ii) Consultant is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act;

(iii) Consultant acknowledges that this offer and sale of the Securities is intended to be exempt from registration under the Securities Act;

(iv) Consultant has received, carefully read and understands in their entirety: (1) this Agreement, (2) the Company’s recent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) all information necessary to verify the accuracy and completeness of the Company’s representations, warranties and covenants made herein and filed under the Exchange Act; and (4) written (or verbal) answers to all questions Consultant submitted to the Company regarding an investment in the Company; and Consultant has relied on the information contained therein and has not been furnished with any other documents, offering literature, memorandum or prospectus with respect thereto;

(v) Consultant: (1) has obtained, in Consultant’s judgment, sufficient information to evaluate the merits and risks of an investment in the Company; and (2) has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks associated with such investment and to make an informed investment decision with respect thereto;

(vi) the Securities are being acquired for its own account for investment and not for the benefit or account of any other person or entity and not with a view to, or in connection with, any resale or distribution thereof; Consultant fully understands and agrees that he must bear the economic risk of the investment in the Securities for an indefinite period of time because, among other reasons, the Securities have not been and will not be registered under the Securities Act or under the securities laws of any state, and, therefore, are “restricted securities” and cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is otherwise available; and

(vii) Consultant has determined that the Securities are a suitable investment and has adequate means to provide for current cash needs and possible contingencies, and Consultant’s financial condition is such that it can afford to bear all risks associated with the acquisition of the Securities. Consultant hereby acknowledges that an investment in the Securities is subject to a high degree of risk, lacks liquidity and that Consultant has the financial capacity to hold the Securities purchased hereby for an indefinite period and that it could bear a complete loss of this investment.

(d) Consultant hereby acknowledges that any certificates representing the Securities will contain a legend substantially as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS.

7. Independent Contractor Status.

It is expressly understood and agreed that this is a consulting services agreement only and does not constitute an employer/employee relationship. Accordingly, Consultant agrees that Consultant shall be solely responsible for the payment of its own taxes or sums due to the federal, state or local governments, office overhead, workers compensation, fringe benefits, pension contributions and other expenses. Consultant, including the Agent, is an independent contractor and the Company shall have no right to control the activities of Consultant other than to require Consultant to provide the Services in a professional manner pursuant to the terms and conditions of this Agreement. Consultant shall have no authority to bind the Company except as provided for by Company in writing.

8. Covenants of the Company.

(a) The Company hereby covenants and agrees to indemnify and hold harmless Consultant and its affiliates, and their respective former and current directors, officers, employees, agents, successors and assigns, from and against and in respect of: any and all losses and damages resulting from any (i) misrepresentation or breach of any warranty, covenant or agreement by the Company made or contained in this Agreement, (ii) any willful misconduct or gross negligence on the part of the Company or any of its officers, directors, agents or employees; and (iii) any and all actions, suit, proceedings, claims, demands, judgments, costs and expenses, including attorney’s fees, incident to the foregoing.

(b) The Company shall use commercially reasonable efforts to name Consultant as an additional insured under its applicable insurance policies.

9. Confidentiality and Publicity.

(a) Except as required by law or court order, Consultant will keep confidential any trade secrets or confidential or proprietary information of the Company which are now known to Consultant or which hereinafter may become known to Consultant and Consultant shall not at any time directly or indirectly disclose or permit to be disclosed any such information to any person, firm, or corporation or other entity except with the prior written permission of the Company. Consultant acknowledges and agrees that breach of this confidentiality provision by Consultant and/or anyone employed by or otherwise associated with Consultant may also constitute a violation of federal and/or state securities and other laws. For purposes of this Agreement, “trade secrets or confidential or proprietary information” includes information that is unique to or about the Company or its business and is not known or generally available to the public, including, but not limited to, information obtained by attending meetings of the Company’s board of directors. Notwithstanding the foregoing, Consultant acknowledges that no confidential information of the Company is necessary to be shared with Consultant in order for it to perform the Services.

(b) Consultant will not use any trade name, trademark, service mark, or logo of the Company (or any name, mark, or logo confusingly similar thereto) in any advertising, promotions, or otherwise, without the Company’s prior written consent or as described herein. Consultant will not issue press releases or publicity relating to the Company or this Agreement or reference the Company or its affiliates in any brochures, advertisements, client lists or other promotional materials without the Company’s prior written consent.

10. Miscellaneous Provisions.

(a) Notices. Any notice, request, demand or other communications required or permitted pursuant to this Agreement shall be in writing and shall be deemed to have been properly given if delivered in person or by courier or other overnight carrier, by certified or registered mail, postage prepaid and return receipt requested, or by electronic mail to each party hereto at the address indicated below or at any other address as may be designated from time to time by written notice to each party. Such notice shall be deemed given upon delivery.

If to Consultant:	XLR8 Capital Partners, LLC
6360 NW 5th Way, Suite 200 Fort Lauderdale, FL 33309

If to the Company:	FlexShopper, Inc.
2700 North Military Trail, Ste. 200 Boca Raton, FL 33431
Attention: Chief Executive Officer

(b) Survival. In the event of any termination of this Agreement, Sections 7, 9 10 and 11 hereof shall survive and continue in effect.

(c) Assignment. This Agreement may not be assigned by the Company or Consultant without the other party’s written consent.

(d) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior written or oral agreements, commitments or understandings with respect to the matters provided for herein, and no modification shall be binding unless set forth in writing and duly executed by each party hereto.

(e) Modification of Agreement. Any modification of this Agreement or additional obligation assumed by either party in connection with this Agreement shall be binding only if evidenced in writing signed by each party or an authorized representative of each party.

(f) Binding Effects. This Agreement shall be binding upon and inure to the benefit of the parties hereto their respective heirs, executors, administrators and successors, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business.

(g) Headings. The headings or captions of this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or scope of this Agreement or the intent of any provisions hereof.

(h) Identification. Whenever required by the context of this Agreement, the singular number shall include the plural, and the word “person” or “party” shall include a corporation, limited liability company, firm, partnership, or other form of association.

(i) Waiver. The waiver by any party to this Agreement of a breach of any provision of this Agreement or the failure of either party to insist upon the performance of any of the terms and conditions of this Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach of that or any other provision of this Agreement.

(j) Counterparts. For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, which shall each be considered an original.

(k) Severability. If any provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement will continue in full force and effect so far as the intent of the parties hereto can be carried out.

(l) Recitals. The recitals set forth at the beginning of this Agreement are incorporated by reference in and made a part of this Agreement.

11. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware (irrespective of its choice of law principles).

[Signature page follows]

FLEXSHOPPER, INC.		XLR8 CAPITAL PARTNERS, LLC

By:	/s/ Brad Bernstein	By:	/s/ Devon M. Cohen
Name:	Brad Bernstein	Name:	Devon M. Cohen
Title:	Chief Executive Officer	Title:	Authorized Person

[Signature Page to Consulting Agreement]